SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 25, 2006 (September 21, 2006)

AMBAC FINANCIAL GROUP, INC.

(Exact name of Registrant as specified in its charter)

Delaware	1-10777	13-3621676
(State of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

One State Street Plaza, New York, New York 10004

(Address of principal executive offices) (Zip Code)

(212) 668-0340

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 8.01 Other Events

On September 25, 2006, Ambac Financial Group, Inc. issued a press release announcing that it has called for the redemption of all of its outstanding 7% Debentures due October 17, 2051 (the “Redemption”). The Redemption will occur on October 23, 2006 (the “Redemption Date”) and the redemption price will equal 100% of the principal amount of the Debentures plus accrued and unpaid interest up to, but excluding the Redemption Date. The aggregate principal amount of the outstanding Debentures is $200 million.

A copy of the press release is attached hereto as Exhibit 99.08 and is incorporated by reference herein.

In connection with the Redemption, a notice of redemption was mailed on September 21, 2006 to the record holders of the Debentures by the Bank of New York, the trustee under the indenture governing the Debentures. A copy of the notice of redemption is attached hereto as Exhibit 99.09 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Item
99.08	Press release dated September 25, 2006.

99.09	Notice of Redemption dated September 21, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Ambac Financial Group, Inc.
(Registrant)
Dated: September 25, 2006
	By:	/s/ Anne Gill Kelly
Anne Gill Kelly
Managing Director, Corporate Secretary and Assistant General Counsel

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit
99.08	Press Release dated September 25, 2006.

99.09	Notice of Redemption dated September 21, 2006.